CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust:



We consent to the use of our report dated November 19, 1999 for Evergreen Perpetual Global Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                              /s/ KPMG LLP
Boston, Massachusetts
February 25, 2000


                         CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust:



We consent to the use of our report dated December 10, 1999 for Evergreen Emerging Markets Growth Fund, Evergreen Global Leaders Fund, Evergreen Global Opportunities Fund, Evergreen International Growth Fund, Evergreen Latin America Fund, Evergreen Perpetual International Fund (formerly Mentor Perpetual International Portfolio) and Evergreen Precious Metals Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                   /s/ KPMG LLP

Boston, Massachusetts
February 25, 2000